EXHIBIT 10.3

AMENDMENT NO. 2 TO THE
GENENTECH, INC. TAX REDUCTION INVESTMENT PLAN
(January 1, 2006 Restatement)

GENENTECH, INC. (the “Company”), having established the Genentech, Inc. Tax Reduction Investment Plan (the “Plan”) effective as of January 1, 1985, amended and restated the Plan in its entirety effective (most recently) as of January 1, 2006 (and the other dates specified therein), and subsequently amended by Amendment No. 1 thereto, hereby further amends the restated Plan as follows:

1.    Section 1.14 is amended in its entirety, effective as of January 1, 2007, to read as follows:

“1.14 Eligible Bonus. “Eligible Bonus” means any of the following payments paid by the Employer to an Employee: (a) any annual cash bonus under the Company’s Corporate Bonus Program, (b) any fourth calendar quarter commission payment under the Company’s Field Sales Incentive Compensation Plan; and/or (c) any bonus paid by the Company and designated as an incremental sales bonus. Notwithstanding the foregoing, all Eligible Bonus amounts shall be determined net of employee stock purchase plan and mandatory deductions including, without limitation, Employee-paid FICA and SDI withholdings.”

2.	Section 6.3.5 is amended in its entirety, effective as of March 31, 2007, to read as follows:

“6.3.5 Limitation on Investment in Company Stock Fund. Effective as of March 31, 2007, and notwithstanding anything in the Plan to the contrary, the following restrictions on investment in the Company Stock Fund shall apply:

(1)    Investment of future contributions (Salary Deferrals, Matching Contributions, Nonelective Contributions and Rollovers) in the Company Stock Fund shall be limited to 30% of new money invested;
(2)    Exchanges of existing assets into the Company Stock Fund will be limited to 30% of the Participant’s total Plan account at the time of the exchange; and
(3)    Existing investments in the Company Stock Fund may be sold at any time (subject to any applicable trading restrictions) but once sold, reinvestment in the Company Stock Fund is limited to the above restrictions.”

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has executed this Amendment No. 2 to the restated Plan, on the date(s) indicated below.

GENENTECH, INC.

By:	/s/ DAVID A. EBERSMAN	And by:	/s/ DENISE SMITH-HAMS
Title:	Chief Financial Officer	Title:	Vice President, Human Resources
Dated:	March 2, 2007	Dated:	March 2, 2007